UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 25, 2019
(Date of earliest event reported)

Central Valley Community Bancorp
(Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	000-31977 (Commission File Number)	77-0539125 (IRS Employer Identification Number)

7100 N. Financial Dr., Ste. 101, Fresno, CA (Address of principal executive offices)		93720 (Zip Code)
559-298-1775 (Registrant’s telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 25, 2019, Central Valley Community Bancorp’s banking subsidiary Central Valley Community Bank (the “Bank”) announced that James Kim, age 43, has been appointed as the Bank’s Executive Vice President and Chief Operating Officer, and Teresa Gilio, age 56, has been appointed as the Bank’s Executive Vice President and Chief Administrative Officer, both effective as of February 25, 2019.

Mr. Kim joined the Bank in 2018 as Executive Vice President and Chief Administrative Officer after spending over 15 years in financial and bank leadership serving in the positions of controller, chief operating officer, chief financial officer and chief executive officer in the Greater Sacramento region. He began his career working for a Big Six accountancy firm in Sacramento and has received his MBA and BS in Accountancy from California State University, Sacramento.

In his new position, Mr. Kim will oversee the Commercial and Community Banking divisions among other executive areas of responsibility.

During his tenure as Executive Vice President and Chief Operating Officer, Mr. Kim will receive an annual salary of $238,000; will be eligible to participate in the Company’s Management Committee Incentive Plan for executive management; will receive a monthly automobile allowance of $1,000; will be granted a Salary Continuation Agreement in the amount of $60,000 per year for 15 years which adjusts for inflation at 3% per year beginning at age 62; and will receive four weeks paid vacation per year.

Ms. Gilio joined the Bank in 2009 as Senior Vice President, Central Operations, and has over 37 years of financial operations and management expertise. Prior to joining the Bank, Ms. Gilio served in leadership positions for three major financial institutions as branch manager, senior lender, and senior vice president and sales manager for a California statewide branch network overseeing small business lending. She began her career at one of the top three banks in Ontario, Canada and is a graduate from the management training program through the Bank of Nova Scotia.

In her new position, Ms. Gilio will oversee the Central Operations, Core Management, Facilities, and Loan Processing divisions among other executive areas of responsibility.

During her tenure as as Executive Vice President and Chief Administrative Officer, Ms. Gilio will receive an annual salary of $160,000, will be eligible to participate in the Company’s Management Committee Incentive Plan for executive management, and will receive four weeks paid vacation per year.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Form 8-K filed on February 25, 2019, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 9.01 Exhibits

(d) Exhibits
            99.1      Press release of Central Valley Community Bancorp issued February 25, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 25, 2019	CENTRAL VALLEY COMMUNITY BANCORP By: /s/ David A. Kinross David A. Kinross Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Central Valley Community Bancorp issued February 25, 2019